Artisan Partners Asset Management Inc. Reports Quarter and Year Ended December 31, 2014 Results, Quarterly Dividend of $0.60 Per Share and a Special Annual Dividend of $0.95 Per Share
Milwaukee, WI – February 2, 2015 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter and year ended December 31, 2014. The Company’s board of directors declared an increased quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.95 per share of Class A common stock. Both dividends, a total of $1.55 per share, will be paid on February 27, 2015, to shareholders of record as of the close of business on February 13, 2015.

Commenting on 2014 Eric Colson, President and CEO, said,“Reflecting on our twenty-year history, the outcomes of any one calendar year look much less impactful. In isolation, though, we had a number of business accomplishments in 2014 that will be important to our future. We successfully built out a platform to support fixed income, launched our first credit strategy, realized meaningful growth from our investments in the Intermediary channel and non-U.S. distribution, and further evolved our equity ownership culture with the introduction of career shares. Most importantly, we were able to broaden our business capabilities while keeping our investment teams focused on their portfolios.

“Looking at the same twenty-year time period, passive indexes have tended to perform in the middle of active manager peer groups. In 2014, the market environment and volatility contributed to mixed results for our business, as the bull market run that began in 2009 continued. 2014 market results were significantly influenced by price momentum and relative strength factors as well as market volatility due to geo-political and macro events. This made it a difficult year for active management. The impact on our investment strategies varied, but in general the fundamental approach of our teams is less likely to be rewarded in a market like the one we saw in 2014.”

Business Update

Mr. Colson added, “As of December 31, 2014, all of our strategies had followed their objectives with integrity and all had positive absolute returns since inception. Seven of our 11 investment strategies (excluding strategies with less than a five-year track record) added value relative to their broad performance benchmarks over the trailing 5-year period. All seven of our investment strategies with a 10-year track record added value relative to their broad performance benchmarks. Short-term results reflect the unique outcomes of the past year.

“Our business development results were mixed for the quarter and year. Three of our six investment teams experienced positive client cash flows in the quarter, while four of the teams saw positive client cash flows over the full year. It was a strong year for our Global Equity team due largely to a high level of interest in the team’s Non-U.S. Growth strategy. Our Growth team also had a solid year due to growing demand for its Global Opportunities strategy. Our Institutional channel had strong flows during the quarter, while flows for the year were biased toward the Intermediary channel. Institutional flows were negative for the year, as the channel has been under pressure due to profit taking, rebalancing, shifting tactical allocations and performance. Non-U.S. client cash flows were positive for the quarter and the year.

“On the financial front, our quarterly results reflected a slight reduction in average assets under management from our third quarter peak. Organic growth was mildly negative. Our margins and balance sheet remained very healthy. Over the course of the full year assets, revenues and earnings moved higher. We used this financial health to continue to return meaningful capital to shareholders and further invest in our business. Overall it was a volatile, but positive year for our business.”

Summary Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$107.9	$106.2	$105.5	$107.9	$105.5
Average	106.9	110.2	101.0	107.9	89.5

Consolidated Financial Results (GAAP)
Revenues	$206.0	$212.4	$197.6	$828.7	$685.8
Operating income (loss)	77.9	81.0	58.4	306.9	(261.2)
Operating margin	37.8%	38.1%	29.6%	37.0%	(38.1)%
Net income attributable to Artisan Partners Asset Management Inc.[1]	$21.3	$20.4	$10.1	$69.6	$24.8
Basic and diluted earnings per share	0.58	0.57	(3.04)	(0.37)	(2.04)

Adjusted[2] Financial Results
Adjusted operating income	$90.4	$93.4	$84.7	$371.7	$288.9
Adjusted operating margin	43.9%	44.0%	42.9%	44.9%	42.1%
Adjusted EBITDA[3]	$91.4	$94.9	$90.7	$375.3	$297.2
Adjusted net income	55.5	57.4	55.0	228.9	180.3
Adjusted earnings per adjusted share	0.76	0.79	0.77	3.17	2.54

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1 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $107.9 billion
During the December quarter, our AUM increased to $107.9 billion, an increase of $1.7 billion, or 1.6%, compared to $106.2 billion at September 30, 2014. This increase was a result of $2.2 billion in market appreciation offset by $0.5 billion of net client cash outflows. Client cash outflows for the December quarter included approximately $0.6 billion of Artisan Funds, Inc. annual income and capital gains distributions net of reinvestments. Compared to December 31, 2013, AUM increased $2.4 billion, or 2.3%, due to $1.6 billion in market appreciation and $0.8 billion of net client cash inflows.
Average AUM for the December quarter of 2014 was $106.9 billion, a decrease of 3.0% compared to average AUM for the September quarter of 2014 of $110.2 billion, and a 5.8% increase from the average of $101.0 billion for the December quarter of 2013. Average AUM for the year-ended December 31, 2014 was $107.9 billion, an increase of 20.5% compared to average AUM for the year-ended December 31, 2013.
December Quarter of 2014 Compared to September Quarter of 2014
GAAP net income was $21.3 million, or $0.58 per basic and diluted share, in the December quarter of 2014 compared to net income of $20.4 million, or $0.57 per basic and diluted share, in the September quarter of 2014. Adjusted net income was $55.5 million, or $0.76 per adjusted share, in the December quarter of 2014 compared to adjusted net income of $57.4 million, or $0.79 per adjusted share, in the September quarter of 2014.

•	Revenues of $206.0 million in the December quarter of 2014 decreased $6.4 million from $212.4 million in the September quarter of 2014 due to lower average AUM.

•
Operating expenses of $128.1 million in the December quarter of 2014 decreased $3.3 million from $131.4 million in the September quarter of 2014 driven primarily by a decrease in compensation and benefit expenses, most of which vary with fluctuations in our revenue.

•	GAAP operating margin was 37.8% for the December quarter of 2014 compared to 38.1% for the September quarter of 2014.

•	Adjusted operating margin was 43.9% for the December quarter of 2014 compared to 44.0% for the September quarter of 2014.

December Quarter of 2014 Compared to December Quarter of 2013
GAAP net income was $21.3 million, or $0.58 per basic and diluted share, in the December quarter of 2014 compared to net income of $10.1 million, or $3.04 loss per basic and diluted share, in the December quarter of 2013. The increase in income per basic and diluted share was a result of our 2013 purchase of 1.4 million shares of our convertible preferred stock at market value. The purchase price was greater than the carrying value, which had a negative impact on GAAP earnings per share in the December quarter of 2013. Adjusted net income was $55.5 million, or $0.76 per adjusted share, in the December quarter of 2014 compared to adjusted net income of $55.0 million, or $0.77 per adjusted share, in the December quarter of 2013.

•	Revenues of $206.0 million in the December quarter of 2014 increased $8.4 million from $197.6 million in the December quarter of 2013 primarily due to higher average AUM.

•
Operating expenses of $128.1 million in the December quarter of 2014 decreased $11.1 million from $139.2 million in the December quarter of 2013 driven primarily by reduced amortization of pre-offering share based compensation, as certain awards became fully vested during 2014, and the roll-off of cash retention expenses. Additionally, we incurred offering related proxy expenses, as defined in Exhibit 2, of $2.6 million in the December quarter of 2013; there were no such expenses in the December quarter of 2014. Partially offsetting the decrease in operating expenses was an increase in compensation costs as a result of additional restricted stock awards granted in July 2014 and an increase in distribution and marketing costs due to higher average AUM sourced through third party intermediaries and an increase in our share of the fees paid to those intermediaries.

•	GAAP operating margin was 37.8% for the December quarter of 2014 compared to a margin of 29.6% in the December quarter of 2013.

•
Adjusted operating margin was 43.9% for the December quarter of 2014 compared to 42.9% for the December quarter of 2013 as a result of higher revenues and the roll-off of cash retention expenses, offset in part by increased distribution and marketing expense and compensation expense as a result of restricted stock awards granted in July 2014.

•
Included in adjusted net income for the December quarter of 2013 was a net benefit of $1.3 million ($5.1 million investment earnings net of related compensation expense and income taxes) from the sale of investments held in connection with the pre-IPO retention award for investment teams that ended on December 31, 2013.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013
GAAP net income was $69.6 million, or $0.37 loss per basic and diluted share, for the year ended December 31, 2014 compared to net income of $24.8 million, or $2.04 loss per basic and diluted share, for the year ended December 31, 2013. Basic and diluted earnings per share were negatively impacted in both years by our purchase of our preferred securities. Adjusted net income was $228.9 million, or $3.17 per adjusted share, for the year ended December 31, 2014 compared to adjusted net income of $180.3 million, or $2.54 per adjusted share, for the year ended December 31, 2013.

•
Revenues of $828.7 million for the year ended December 31, 2014 increased $142.9 million, or 20.8%, from $685.8 million for the year ended December 31, 2013 due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $521.8 million for the year ended December 31, 2014 decreased $425.2 million from $947.0 million for the year ended December 31, 2013 driven primarily by a decrease in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the March quarter of 2013. Excluding pre-offering related compensation expense, adjusted operating expenses for the year ended December 31, 2014 increased $57.3 million, or 14%, compared to the year ended December 31, 2013 primarily due to increased incentive compensation and distribution and marketing expense, most of which varied in proportion to our revenue growth, and equity based compensation expense resulting from restricted shares awarded to employees during 2013 and 2014. The increase was partially offset by the roll-off of cash retention and severance expenses incurred in the year ended December 31, 2013.

•
GAAP operating margin was 37.0% for the year ended December 31, 2014 compared to (38.1)% for the year ended December 31, 2013. The increase was primarily due to a decrease in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our March 2013 IPO.

•
Adjusted operating margin was 44.9% for the year ended December 31, 2014 compared to 42.1% for the year ended December 31, 2013. The increase in adjusted operating margin was the result of higher revenues and a decrease in cash retention and severance expenses, partially offset by an increase in compensation expense as a result of restricted stock awards granted in 2013 and 2014 and an increase in distribution and marketing expenses during the year ended December 31, 2014.

•	Included in non-operating income for the year ended December 31, 2014 was $0.7 million of earnings on investments, compared to $5.1 million for the year ended December 31, 2013.
Capital Management
Cash and cash equivalents were $182.3 million at December 31, 2014, compared to $211.8 million at December 31, 2013. The Company had total borrowings of $200.0 million at December 31, 2014 and December 31, 2013. During the December quarter of 2014, limited partners of Artisan Partners Holdings exchanged 116,571 common units (along with a corresponding number of shares of Class C common shares of Artisan Partners Asset Management Inc.) for 116,571 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 116,571 shares.
Total stockholders’ equity was $107.5 million at December 31, 2014, compared to $132.3 million at December 31, 2013. The Company had 34.2 million shares of Class A common stock outstanding at December 31, 2014.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at December 31, 2014.

Declaration of Quarterly and Special Annual Dividend

The Company’s board of directors declared a quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.95 per share of Class A common stock. Both dividends, a total of $1.55 per share, will be paid on February 27, 2015 to shareholders of record as of the close of business on February 13, 2015. Based on our projections and subject to change, we expect some portion of our 2015 dividend payments to constitute non-dividend distributions for tax purposes.
Subject to board approval each quarter, we expect to pay a quarterly dividend of $0.60 per share of Class A common stock. After the end of the year, our board expects to consider paying a special dividend taking into consideration our annual adjusted earnings, business conditions, and the amount of cash we want to retain at that time.

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CONFERENCE CALL
The Company will host a conference call on February 3, 2015 at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers. A replay of the call will be available until February 11, 2015 by dialing 877.344.7529 or 412.317.0088 for international callers. In addition, the webcast will be available on the Company’s website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
We post updated AUM information under the Financial Information section of our Investor Relations website (www.apam.com) after the conclusion of the seventh NYSE trading day of each month.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
Mr. Colson’s quote on passive indexes and active manager peer groups is based on a comparison of (i) the median average annual return (gross of advisory fees) for investment strategies with a continuous track record from January 1995 through December 2014 in certain peer groups (such as “all global equity”) to (ii) the average annual return of the broad-based passive index commonly associated with the peer-group (such as the MSCI AC World Index). All data was sourced from eVestment.

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$141.2	$148.7	$133.8	$575.4	$464.3
Separate accounts	64.1	63.6	61.3	252.3	219.0
Performance fees	0.7	0.1	2.5	1.0	2.5
Total revenues	206.0	212.4	197.6	828.7	685.8

Operating expenses
Compensation and benefits	88.4	90.7	87.8	350.3	309.2
Pre-offering related compensation - share-based awards	12.5	12.4	23.7	64.7	404.2
Pre-offering related compensation - other	—	—	—	—	143.0
Total compensation and benefits	100.9	103.1	111.5	415.0	856.4
Distribution and marketing	12.8	13.2	11.3	49.1	38.4
Occupancy	3.0	2.9	2.7	11.3	10.5
Communication and technology	5.3	5.7	4.1	21.0	14.4
General and administrative	6.1	6.5	9.6	25.4	27.3
Total operating expenses	128.1	131.4	139.2	521.8	947.0
Operating income (loss)	77.9	81.0	58.4	306.9	(261.2)
Interest expense	(2.9)	(2.9)	(2.9)	(11.6)	(11.9)
Net gain on the valuation of contingent value rights	—	—	9.3	—	49.6
Net gain (loss) of Launch Equity	(2.0)	(0.5)	1.6	(4.0)	10.7
Net gain (loss) on the tax receivable agreements	—	0.3	—	(4.2)	—
Net investment income	0.1	0.6	5.1	0.7	5.1
Other non-operating income (loss)	—	—	—	(0.3)	—
Total non-operating income (loss)	(4.8)	(2.5)	13.1	(19.4)	53.5
Income (loss) before income taxes	73.1	78.5	71.5	287.5	(207.7)
Provision for income taxes	13.6	15.4	9.3	48.8	26.4
Net income (loss) before noncontrolling interests	59.5	63.1	62.2	238.7	(234.1)
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	40.2	43.2	50.5	173.1	(269.6)
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	(2.0)	(0.5)	1.6	(4.0)	10.7
Net income attributable to Artisan Partners Asset Management Inc.	$21.3	$20.4	$10.1	$69.6	$24.8

Basic and diluted earnings per share - Class A common shares	$0.58	$0.57	$(3.04)	$(0.37)	$(2.04)

Average shares outstanding
Class A common shares	31.5	30.4	16.1	27.5	13.8
Unvested restricted shares	2.7	2.6	1.6	2.1	0.9
Convertible preferred shares	—	—	1.7	0.4	2.3
Total average shares outstanding	34.2	33.0	19.4	30.0	17.0

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$21.3	$20.4	$10.1	$69.6	$24.8
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	40.2	43.2	50.5	173.1	(269.6)
Add back: Provision for income taxes	13.6	15.4	9.3	48.8	26.4
Add back: Pre-offering related compensation - share-based awards	12.5	12.4	23.7	64.7	404.2
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	2.6	0.1	2.9
Add back: Net (gain) loss on the tax receivable agreements	—	(0.3)	—	4.2	—
Less: Net gain on the valuation of contingent value rights	—	—	9.3	—	49.6
Less: Adjusted provision for income taxes	32.1	33.7	31.9	131.6	101.8
Adjusted net income (Non-GAAP)	$55.5	$57.4	$55.0	$228.9	$180.3

Average shares outstanding
Class A common shares	31.5	30.4	16.1	27.5	13.8

Assumed vesting, conversion or exchange of:
Unvested restricted shares	2.7	2.6	1.6	2.1	0.9
Convertible preferred shares outstanding	—	—	1.7	0.4	2.3
Artisan Partners Holdings LP units outstanding (non-controlling interest)	38.7	39.7	52.1	42.2	53.9
Adjusted shares	72.9	72.7	71.5	72.2	70.9

Adjusted net income per adjusted share (Non-GAAP)	$0.76	$0.79	$0.77	$3.17	$2.54

Operating income (loss) (GAAP)	$77.9	$81.0	$58.4	$306.9	$(261.2)
Add back: Pre-offering related compensation - share-based awards	12.5	12.4	23.7	64.7	404.2
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	2.6	0.1	2.9
Adjusted operating income (Non-GAAP)	$90.4	$93.4	$84.7	$371.7	$288.9

Adjusted operating margin (Non-GAAP)	43.9%	44.0%	42.9%	44.9%	42.1%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$21.3	$20.4	$10.1	$69.6	$24.8
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	40.2	43.2	50.5	173.1	(269.6)
Add back: Pre-offering related compensation - share-based awards	12.5	12.4	23.7	64.7	404.2
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	—	2.6	0.1	2.9
Add back: Net (gain) loss on the tax receivable agreements	—	(0.3)	—	4.2	—
Less: Net gain on the valuation of contingent value rights	—	—	9.3	—	49.6
Add back: Interest expense	2.9	2.9	2.9	11.6	11.9
Add back: Provision for income taxes	13.6	15.4	9.3	48.8	26.4
Add back: Depreciation and amortization	0.9	0.9	0.9	3.2	3.2
Adjusted EBITDA (Non-GAAP)	$91.4	$94.9	$90.7	$375.3	$297.2

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and net gain (loss) on the tax receivable agreements (as described below), (2) offering related proxy expense (as described below) and (3) the net gain (loss) on the valuation of contingent value rights and remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and net gain (loss) on the tax receivable agreements, as defined below, (2) offering related proxy expense, as defined below, and (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes assuming the vesting of all unvested shares of Class A common stock and as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock had been exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated effective tax rate was 36.5% and 36.1% for the 2014 and 2013 periods presented, respectively. The impact of the change in the 2014 estimated tax rate from 36.2% to 36.5% is reflected in adjusted net income for the three months ended September 30, 2014 (which results in an estimated non-GAAP effective tax rate of 37% for that quarter).

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, net gain (loss) on the tax receivable agreements, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013 and the year ended December 31, 2014, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s March 2013 initial public offering. For the year ended December 31, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by the IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of the IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to the IPO and the value based on the offering price per share of Class A common stock in the IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to the IPO, (4) distributions to the Class B partners of Artisan Partners Holdings, (5) redemptions of Class B common units and (6) changes in the value of Class B liability awards during the period prior to the IPO.

•
For the three months ended September 30, 2014, and the year ended December 31, 2014, the net gain (loss) on tax receivable agreements represents income or expense associated with the valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s IPO.

•
Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	December 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$182.3	$211.8
Accounts receivable	69.4	64.1
Investment securities	6.7	7.8
Deferred tax assets	562.4	187.9
Assets of Launch Equity[1]	—	89.9
Other	28.7	19.9
Total assets	$849.5	$581.4

Liabilities and equity
Accounts payable, accrued expenses, and other	$52.8	$48.9
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	489.2	160.7
Liabilities of Launch Equity[1]	—	39.5
Total liabilities	742.0	449.1

Total equity	107.5	132.3
Total liabilities and equity	$849.5	$581.4

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1 In November 2014, we wound up Artisan Partners Launch Equity LP, a private investment partnership the assets and liabilities of which we consolidated with ours. All final liquidating distributions were made as of December 31, 2014.

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2014	2014	2013	2014	2013

Beginning assets under management	$106,246	$112,041	$96,931	(5.2)%	9.6%
Gross client cash inflows	5,542	4,677	5,623	18.5%	(1.4)%
Gross client cash outflows	(6,080)	(5,322)	(4,142)	(14.2)%	(46.8)%
Net client cash flows	(538)	(645)	1,481	16.6%	(136.3)%
Market appreciation (depreciation)	2,171	(5,113)	7,065	142.5%	(69.3)%
Net transfers[1]	36	(37)	—	197.3%	N/M
Ending assets under management	$107,915	$106,246	$105,477	1.6%	2.3%
Average assets under management	$106,889	$110,209	$101,005	(3.0)%	5.8%

	For the Years Ended			% Change from
	December 31,	December 31,		December 31,
	2014	2013		2013

Beginning assets under management	$105,477	$74,334		41.9%
Gross client cash inflows	22,953	22,290		3.0%
Gross client cash outflows	(22,165)	(15,112)		(46.7)%
Net client cash flows	788	7,178		(89.0)%
Market appreciation (depreciation)	1,651	23,965		(93.1)%
Net transfers[1]	(1)	—		N/M
Ending assets under management	$107,915	$105,477		2.3%
Average assets under management	$107,865	$89,545		20.5%

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1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2014
Beginning assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$106,246	$60,967	$45,279	$106,246
Gross client cash inflows	2,113	465	1,929	918	2	115	5,542	3,344	2,198	5,542
Gross client cash outflows	(1,274)	(2,170)	(1,446)	(985)	(150)	(55)	(6,080)	(4,924)	(1,156)	(6,080)
Net client cash flows	839	(1,705)	483	(67)	(148)	60	(538)	(1,580)	1,042	(538)
Market appreciation (depreciation)	313	271	1,129	488	(30)	—	2,171	1,128	1,043	2,171
Net Transfers[1]	(1)	—	—	37	—	—	36	(258)	294	36
Ending assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$107,915	$60,257	$47,658	$107,915
Average assets under management	$30,798	$18,778	$23,865	$32,043	$869	$536	$106,889	$60,377	$46,512	$106,889

September 30, 2014
Beginning assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$112,041	$64,816	$47,225	$112,041
Gross client cash inflows	1,952	913	978	602	2	230	4,677	3,179	1,498	4,677
Gross client cash outflows	(1,356)	(1,798)	(1,079)	(842)	(213)	(34)	(5,322)	(3,791)	(1,531)	(5,322)
Net client cash flows	596	(885)	(101)	(240)	(211)	196	(645)	(612)	(33)	(645)
Market appreciation (depreciation)	(1,595)	(1,118)	(547)	(1,809)	(42)	(2)	(5,113)	(3,077)	(2,036)	(5,113)
Net transfers[1]	—	—	—	(37)	—	—	(37)	(160)	123	(37)
Ending assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$106,246	$60,967	$45,279	$106,246
Average assets under management	$30,919	$20,976	$23,364	$33,374	$1,155	$421	$110,209	$63,418	$46,791	$110,209

December 31, 2013
Beginning assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$—	$96,931	$54,489	$42,442	$96,931
Gross client cash inflows	1,634	1,213	1,128	1,613	35	—	5,623	4,342	1,281	5,623
Gross client cash outflows	(981)	(1,175)	(972)	(950)	(64)	—	(4,142)	(2,834)	(1,308)	(4,142)
Net client cash flows	653	38	156	663	(29)	—	1,481	1,508	(27)	1,481
Market appreciation (depreciation)	1,903	1,565	1,303	2,248	46	—	7,065	3,884	3,181	7,065
Net transfers[1]	—	—	(70)	70	—	—	—	—	—	—
Ending assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Average assets under management	$25,926	$22,353	$21,549	$29,402	$1,775	$—	$101,005	$57,018	$43,987	$101,005

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1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Years Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	9,185	3,003	5,912	4,177	21	655	22,953	15,800	7,153	22,953
Gross client cash outflows	(4,908)	(8,013)	(4,883)	(3,351)	(917)	(93)	(22,165)	(15,365)	(6,800)	(22,165)
Net client cash flows	4,277	(5,010)	1,029	826	(896)	562	788	435	353	788
Market appreciation (depreciation)	(141)	98	990	745	(44)	3	1,651	573	1,078	1,651
Net transfers[1]	(1)	—	47	(47)	—	—	(1)	(632)	631	(1)
Ending assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$107,915	$60,257	$47,658	$107,915
Average assets under management[2]	$29,817	$20,881	$23,201	$32,467	$1,199	$381	$107,865	$61,819	$46,046	$107,865

December 31, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$—	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	5,572	4,815	5,090	6,387	426	—	22,290	16,943	5,347	22,290
Gross client cash outflows	(3,912)	(4,098)	(3,140)	(2,391)	(1,571)	—	(15,112)	(9,814)	(5,298)	(15,112)
Net client cash flows	1,660	717	1,950	3,996	(1,145)	—	7,178	7,129	49	7,178
Market appreciation (depreciation)	5,565	5,585	5,861	7,005	(51)	—	23,965	13,210	10,755	23,965
Net transfers[1]	—	—	(70)	70	—	—	—	(61)	61	—
Ending assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Average assets under management	$23,402	$20,142	$18,687	$25,554	$1,760	$—	$89,545	$49,756	$39,789	$89,545

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1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the credit team, average assets under management is for the period between March 19, 2014, when the team’s investment strategy began operations, and December 31, 2014.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of December 31, 2014
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$29,392	568	643	484	396	665
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,247	(527)	329	118	475	459
Global Equity Strategy	4/1/2010	$680	53	725	N/A	N/A	577
Global Small-Cap Growth Strategy	7/1/2013	$133	(980)	N/A	N/A	N/A	(766)

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$13,740	(1,051)	(464)	(251)	174	481
U.S. Small-Cap Value Strategy	6/1/1997	$2,414	(1,131)	(1,015)	(688)	11	383
Value Equity Strategy	7/1/2005	$1,958	(734)	(514)	(254)	N/A	(24)

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$16,634	(627)	21	170	227	558
U.S. Small-Cap Growth Strategy	4/1/1995	$2,744	(453)	90	246	112	88
Global Opportunities Strategy	2/1/2007	$5,121	(41)	556	695	N/A	575

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,872	600	724	799	602	731
Global Value Strategy	7/1/2007	$15,609	200	555	654	N/A	622

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$806	(61)	(41)	(220)	N/A	(82)

Credit Team
High Income Strategy[3]	4/1/2014	$565	N/A	N/A	N/A	N/A	300

Total Assets Under Management		$107,915

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1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at December 31, 2014 are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. Value-added for periods less than one year is not annualized. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM; High Income Strategy—Bank of America Merrill Lynch U.S. High Yield Master II Index.
3 High Income Strategy’s composite inception date is April 1, 2014 for the purposes of calculating strategy performance. The strategy began investment operations on March 19, 2014.